EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5659

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

- Record Quarterly and Full-Year Revenues of $2.40 billion and $9.17 billion, respectively -
- Record Quarterly Diluted EPS from Cont. Operations of $1.54, 11.6% Increase Year-over-Year -
- Record Full-Year Diluted EPS from Cont. Operations of $5.75, 17.6% Increase Year-over-Year -
- Full-Year Operating Cash Flow of $355.7 million, 31.2% Increase Year-over-Year -
- Total Remaining Performance Obligations of $4.04 billion, 1.8% Increase Year-over-Year -
- Announces 2020 Revenues and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 27, 2020 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter ended December 31, 2019.

For the fourth quarter of 2019, net income from continuing operations attributable to EMCOR was $86.9 million, or $1.54 per diluted share, compared to $79.3 million, or $1.38 per diluted share, for the fourth quarter of 2018. Revenues for the fourth quarter of 2019 totaled $2.40 billion, an increase of 7.8%, compared to $2.23 billion for the fourth quarter of 2018.

Operating income for the fourth quarter of 2019 was $122.9 million, or 5.1% of revenues. This compares to $113.6 million, or 5.1% of revenues, for the fourth quarter of 2018.

Selling, general and administrative expenses for the fourth quarter of 2019 totaled $240.9 million, or 10.0% of revenues, compared to $220.9 million, or 9.9% of revenues, for the fourth quarter of 2018.

The Company's income tax rate for the fourth quarter of 2019 was 27.8%, compared to an income tax rate of 28.9% in the year ago period.

Remaining performance obligations as of December 31, 2019 were $4.04 billion compared to $3.96 billion at December 31, 2018. Total U.S. remaining performance obligations grew $78.4 million year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company once again delivered record performance, with record annual and quarterly revenues, operating income, net income attributable to EMCOR, and diluted EPS from continuing operations. We generated revenue growth of 12.8% for the year, 9.3% of which was organic, with broad-based improvement across our business, underscored by double-digit growth in each of our domestic reportable segments. Our focus on cost discipline and excellent execution led to increases in operating income of 8.1% for the fourth quarter and 14.3% for the full year. Additionally, we are pleased that our remaining performance obligations remain solid, despite exceptional revenue growth, positioning us well for 2020.”

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 2

Mr. Guzzi added, “Our U.S. Construction segments continue to perform exceptionally well, delivering combined revenue growth of 9.9% during the fourth quarter and 13.0% for the full year, supported by project wins across our key market sectors and geographies. Our solid operational execution in these segments drove a combined 7.6% increase in operating income and a healthy margin of 7.0% for the full year. Our U.S. Building Services segment posted its fifth consecutive quarter of double-digit revenue growth supported by excellent results in our mechanical services division and a number of large contract wins in our commercial site-based services division. During the fourth quarter, our U.S. Industrial Services segment faced a difficult comparison to the prior year period; however, we are pleased with the overall trajectory of this segment, as evidenced by full-year revenue and operating income growth of 17.8% and 60.2%, respectively. Lastly, our U.K. Building Services segment maintained its strong position and reported fourth quarter revenue and operating income growth of 3.6% and 27.4%, respectively.”

Revenues for the 2019 full-year period increased 12.8% to $9.17 billion compared to $8.13 billion for the 2018 full-year period. Net income from continuing operations attributable to EMCOR for the 2019 full-year period was $325.1 million, or $5.75 per diluted share, compared to $285.9 million, or $4.89 per diluted share, for the 2018 full-year period. Excluding an impairment charge of $0.9 million recorded in the second quarter of 2018, non-GAAP net income from continuing operations attributable to EMCOR for the 2018 full-year period was $286.8 million, or $4.91 per diluted share.

Operating income for the 2019 full-year period was $460.9 million, or 5.0% of revenues, compared to $403.1 million, or 5.0% of revenues, for the 2018 full-year period. Excluding the impairment charge referenced above, non-GAAP operating income for the 2018 full-year period was $404.0 million, or 5.0% of revenues. SG&A totaled $893.5 million, or 9.7% of revenues, for the 2019 full-year period compared to $799.2 million, or 9.8% of revenues, for the 2018 full-year period.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Based on favorable project mix and assuming the continuation of current market conditions, EMCOR expects full-year 2020 revenues to be between $9.5 billion and $9.7 billion, and full-year 2020 diluted earnings per share from continuing operations to be in the range of $5.60 to $6.30.

On February 15, 2020, EMCOR determined that it was the target of a RYUK ransomware attack infecting certain of the Company’s systems with malware. As a precautionary measure, the Company promptly shut down certain IT systems to help contain the problem. We implemented business continuity plans to facilitate ongoing operations and are restoring systems, where appropriate. While some of the Company’s systems are still coming back online, EMCOR continues to service customers. Through counsel, the Company retained a leading cybersecurity forensic firm to assist with an extensive review of the situation. At this time, we have not uncovered any direct evidence that employee or customer data has been taken in the attack. While the investigation is ongoing, the financial impact of the ransomware attack has been contemplated in the Company’s full-year 2020 guidance.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 3

Mr. Guzzi concluded, “Following another record year in 2019, we are encouraged by our prospects in 2020, supported by our excellent operating position, robust project pipeline and the sustained growth we see in the non-residential construction market. Over the last year, we completed several acquisitions, extending our geographic presence and bolstering our technical capabilities. Moving forward, we will continue to execute our balanced capital allocation strategy, utilizing our healthy balance sheet to pursue strategic acquisition opportunities and to return capital to shareholders through share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 27, at 10:30 AM Eastern Standard Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of this date and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and the impact of the 2020 ransomware attack. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2019 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our on-going operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2019	2018	2019	2018
Revenues	$2,403,940	$2,229,308	$9,174,611	$8,130,631
Cost of sales	2,039,193	1,893,157	7,818,743	6,925,178
Gross profit	364,747	336,151	1,355,868	1,205,453
Selling, general and administrative expenses	240,917	220,891	893,453	799,157
Restructuring expenses	956	1,613	1,523	2,306
Impairment loss on identifiable intangible assets	—	—	—	907
Operating income	122,874	113,647	460,892	403,083
Net periodic pension (cost) income	366	674	1,553	2,743
Interest expense, net	(2,824)	(2,787)	(11,556)	(10,798)
Income from continuing operations before income taxes	120,416	111,534	450,889	395,028
Income tax provision	33,492	32,233	125,749	109,106
Income from continuing operations	86,924	79,301	325,140	285,922
Loss from discontinued operation, net of income taxes	—	(1,335)	—	(2,345)
Net income including noncontrolling interests	86,924	77,966	325,140	283,577
Less: Net loss (income) attributable to noncontrolling interests	—	2	—	(46)
Net income attributable to EMCOR Group, Inc.	$86,924	$77,968	$325,140	$283,531

Basic earnings (loss) per common share:
From continuing operations	$1.54	$1.39	$5.78	$4.92
From discontinued operation	$—	$(0.02)	$—	$(0.04)

Diluted earnings (loss) per common share:
From continuing operations	$1.54	$1.38	$5.75	$4.89
From discontinued operation	$—	$(0.02)	$—	$(0.04)

Weighted average shares of common stock outstanding:
Basic	56,263,774	57,187,490	56,208,280	58,112,838
Diluted	56,592,654	57,514,189	56,519,281	58,443,467

Dividends declared per common share	$0.08	$0.08	$0.32	$0.32

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$358,818	$363,907
Accounts receivable, net	2,030,813	1,773,620
Contract assets	177,830	158,243
Inventories	40,446	42,321
Prepaid expenses and other	51,976	48,116
Total current assets	2,659,883	2,386,207
Property, plant & equipment, net	156,187	134,351
Operating lease right-of-use assets	245,471	—
Goodwill	1,063,911	990,887
Identifiable intangible assets, net	611,444	488,286
Other assets	93,462	89,076
Total assets	$4,830,358	$4,088,807
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$18,092	$16,013
Accounts payable	665,402	652,091
Contract liabilities	623,642	552,290
Accrued payroll and benefits	382,573	343,069
Other accrued expenses and liabilities	195,757	170,935
Operating lease liabilities, current	53,144	—
Total current liabilities	1,938,610	1,734,398
Borrowings under revolving credit facility	50,000	25,000
Long-term debt and finance lease liabilities	244,139	254,764
Operating lease liabilities, long-term	204,950	—
Other long-term obligations	334,879	333,204
Total liabilities	2,772,578	2,347,366
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,057,134	1,740,545
Noncontrolling interests	646	896
Total equity	2,057,780	1,741,441
Total liabilities and equity	$4,830,358	$4,088,807

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2019 and 2018
(In thousands)

	2019	2018
Cash flows - operating activities:
Net income including noncontrolling interests	$325,140	$283,577
Depreciation and amortization	43,945	38,472
Amortization of identifiable intangible assets	48,142	42,443
Deferred income taxes	1,701	4,249
Excess tax benefits from share-based compensation	(984)	(1,646)
Equity loss (income) from unconsolidated entities	2,990	(347)
Non-cash expense for impairment of identifiable intangible assets	—	907
Non-cash share-based compensation expense	11,386	11,030
Distributions from unconsolidated entities	1,074	3,110
Other reconciling items	1,206	2,906
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(78,900)	(113,690)
Net cash provided by operating activities	355,700	271,011
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(300,980)	(72,080)
Proceeds from sale or disposal of property, plant and equipment	5,487	1,237
Purchase of property, plant and equipment	(48,432)	(43,479)
Investments in and advances to unconsolidated entities	(2,252)	(3,484)
Distributions from unconsolidated entities	838	84
Net cash used in investing activities	(345,339)	(117,722)
Cash flows - financing activities:
Proceeds from revolving credit facility	50,000	—
Repayments of revolving credit facility	(25,000)	—
Repayments of long-term debt	(15,198)	(15,235)
Repayments of finance lease liabilities	(4,571)	(1,501)
Dividends paid to stockholders	(17,950)	(18,640)
Repurchase of common stock	—	(216,244)
Taxes paid related to net share settlements of equity awards	(6,451)	(3,848)
Issuance of common stock under employee stock purchase plan	6,090	5,765
Payments for contingent consideration arrangements	(5,917)	(3,339)
Distributions to noncontrolling interests	(250)	—
Net cash used in financing activities	(19,247)	(253,042)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,592	(3,421)
Decrease in cash, cash equivalents and restricted cash	(6,294)	(103,174)
Cash, cash equivalents and restricted cash at beginning of year	366,214	469,388
Cash, cash equivalents and restricted cash at end of period	$359,920	$366,214

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2019	2018
Revenues from unrelated entities:
United States electrical construction and facilities services	$564,491	$534,055
United States mechanical construction and facilities services	895,654	794,716
United States building services	538,973	485,999
United States industrial services	299,272	312,630
Total United States operations	2,298,390	2,127,400
United Kingdom building services	105,550	101,908
Total worldwide operations	$2,403,940	$2,229,308

	For the twelve months ended December 31,
	2019	2018
Revenues from unrelated entities:
United States electrical construction and facilities services	$2,216,600	$1,954,323
United States mechanical construction and facilities services	3,340,337	2,962,843
United States building services	2,106,872	1,875,485
United States industrial services	1,087,543	923,109
Total United States operations	8,751,352	7,715,760
United Kingdom building services	423,259	414,871
Total worldwide operations	$9,174,611	$8,130,631

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2019	2018
Operating income (loss):
United States electrical construction and facilities services	$41,304	$33,121
United States mechanical construction and facilities services	68,888	63,580
United States building services	24,219	25,005
United States industrial services	13,131	15,359
Total United States operations	147,542	137,065
United Kingdom building services	3,952	3,102
Corporate administration	(27,664)	(24,907)
Restructuring expenses	(956)	(1,613)
Total worldwide operations	122,874	113,647
Other corporate items:
Net periodic pension (cost) income	366	674
Interest expense, net	(2,824)	(2,787)
Income from continuing operations before income taxes	$120,416	$111,534

	For the twelve months ended December 31,
	2019	2018
Operating income (loss):
United States electrical construction and facilities services	$161,684	$139,430
United States mechanical construction and facilities services	225,040	219,853
United States building services	114,754	93,827
United States industrial services	44,340	27,671
Total United States operations	545,818	480,781
United Kingdom building services	18,323	15,930
Corporate administration	(101,726)	(90,415)
Restructuring expenses	(1,523)	(2,306)
Impairment loss on goodwill and identifiable intangible assets	—	(907)
Total worldwide operations	460,892	403,083
Other corporate items:
Net periodic pension (cost) income	1,553	2,743
Interest expense, net	(11,556)	(10,798)
Income from continuing operations before income taxes	$450,889	$395,028

EMCOR GROUP, INC.
RECONCILIATION OF 2019 AND 2018 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP 2019 and 2018 fourth quarter and year ending December 31, 2019 and 2018 operating income. The following table provides a reconciliation between 2019 and 2018 operating income based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2019	2018	2019	2018
GAAP operating income	$122,874	$113,647	$460,892	$403,083
Impairment loss on identifiable intangible assets	—	—	—	907
Non-GAAP operating income, excluding the impairment loss on identifiable intangible assets	$122,874	$113,647	$460,892	$403,990

EMCOR GROUP, INC.
RECONCILIATION OF 2019 AND 2018 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP 2019 and 2018 fourth quarter and year ending December 31, 2019 and 2018 net income from continuing operations attributable to EMCOR Group, Inc. The following table provides a reconciliation between 2019 and 2018 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2019	2018	2019	2018
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$86,924	$79,303	$325,140	$285,876
Impairment loss on identifiable intangible assets (2)	—	—	—	907
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding the impairment loss on identifiable intangible assets	$86,924	$79,303	$325,140	$286,783

(1)	Amount is income from continuing operations less net income attributable to noncontrolling interest.

(2)	Amount excludes de minimis income tax benefit in the 2018 year-to-date period.

EMCOR GROUP, INC.
RECONCILIATION OF 2019 AND 2018 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide non-GAAP 2019 and 2018 fourth quarter and year ending December 31, 2019 and 2018 diluted earnings per common share from continuing operations. The following table provides a reconciliation between 2019 and 2018 EPS based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2019	2018	2019	2018
GAAP diluted earnings per common share from continuing operations	$1.54	$1.38	$5.75	$4.89
Impairment loss on identifiable intangible assets (1)	—	—	—	0.02
Non-GAAP diluted earnings per common share from continuing operations, excluding the impairment loss on identifiable intangible assets	$1.54	$1.38	$5.75	$4.91

(1)	Amount excludes de minimis income tax benefit in the 2018 year-to-date period.

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